Exhibit 99.2

WILLOW FINANCIAL BANCORP, INC TO ACQUIRE
BENESERV, INC.

Agrees to acquire one of the Philadelphia area’s leading agencies offering Corporate Benefits

Founder and CEO of BeneServ, Russ Carlson, to remain as head of benefits supplier within Willow Financial Bancorp

Wayne, Pennsylvania – January 18, 2007 - Willow Financial Bancorp, Inc. (the “Company”) (Nasdaq/NMS: WFBC), the holding company for Willow Financial Bank (the “Bank”), today announced that is has agreed to acquire BeneServ, Inc. The acquisition is expected to close by March 31, 2007 and will be accretive to earnings.

BeneServ, Inc. is one of the Philadelphia-area’s leading benefit firms offering group benefit products and services to businesses in the tri-state area. The Company serves over 500 clients across a range of industries.  Founded by Chief Executive Officer Russ Carlson in 1985, BeneServ employs 13 people across three offices located in Springfield, West Chester and Philadelphia, PA, and was voted one of Philadelphia’s “Best Places to Work” in 2006 by the Philadelphia Business Journal.

BeneServ’s revenues have grown at a strong 20% over the past three years, all of which has been organic growth.  BeneServ had total revenues of approximately $2.0 during the most recent twelve-month period.

The acquisition will provide Willow Financial Bancorp a growing business in the robust corporate employee benefit market segment.  BeneServ has a unique business model that resulted in strong revenue growth over the past three years. BeneServ and Willow Financial Bancorp also share a target market in small businesses located in Chester, Montgomery, Bucks and Delaware counties.  The acquisition is expected to provide a number of cross selling opportunities for both companies.

Donna Coughey, Chief Executive Officer of Willow Financial Bancorp, Inc. said, “This acquisition was a great opportunity for both companies for a number of compelling business reasons.  It will provide Willow Financial with a profitable new business that effectively diversifies our revenues.  It will also provide both us and BeneServ increased access and visibility with our target market; small, successful businesses located throughout Greater Philadelphia.”

As part of the acquisition agreement, BeneServ’s founder and CEO Russ Carlson has signed a long term employment contract to remain with Company, and will join Willow Financial Bancorp as President of the new Bank subsidiary, which will maintain the BeneServ name.

“I’ve known Donna Coughey and many of the people at Willow Financial for a long time, and I’m excited to join the team there,” said Mr. Carlson.  “This is the ideal relationship to help BeneServ grow our customer base and revenues, while having access to the advantages of a larger organization and leader in the Philadelphia-market like Willow Financial.”

About Willow Financial Bancorp:

Willow Financial Bancorp is the holding company for Willow Financial Bank.  Willow Financial Bank, founded in 1909, is a full-service, community-oriented bank, offering a broad array of deposit, loan and investment products for individuals and businesses.  With 29 locations across Montgomery, Chester, Bucks and Philadelphia counties, Pennsylvania, Willow Financial Bank offers its customers and clientele banking beyond the traditional – convenient locations, extended hours, and the personal attention of a local bank – with the products and services of a regional one.

To See What WillPower is Worth, please visit us at www.wfbonline.com.

Forward Looking Statements

The information contained in this press release may contain forward-looking statements (as defined in the Securities Exchange Act of 1934 and the regulations thereunder) which are not historical facts or as to Willow Financial Bancorp. management’s intentions, plans, beliefs, expectations or opinions. Forward-looking statements may be identified by the use of words such as “believe”, “expect”, “will”, “anticipate”, “intend”, “plan”, “estimate”, “could”, “may”, “likely”, “probably” or “possibly”. Willow Financial Bancorp undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Contacts

Company contact:

Willow Financial Bancorp

Joe Crowley

Chief Financial Officer

610-995-1700

JCrowley@wfbonline.com

or

Investor contact:

Gregory FCA Communications

Paul Johnson

Associate Vice President

610-642-8253, ext. 115

Paul@gregoryfca.com